Exhibit 10.3

                                 PROMISSORY NOTE

November 1, 2004                                                   CDN$50,000.00


      FOR VALUE RECEIVED, the undersigned, LEVIN INDUSTRIES LTD., a company existing under the laws of British Columbia (the "Purchaser"), unconditionally promises to pay ON DEMAND, to or to the order of SIMON LEVIN (the "Shareholder") at 1108 - 1529 West Pender Street, Vancouver, British Columbia, V6G 3J3 or at such other place as the Lender may designate from time to time in writing, the sum of Fifty Thousand (CDN$50,000.00) Dollars in lawful money of Canada.

      The principal amount will not bear interest and may be prepaid by the Purchaser in whole or in part at any time without notice or penalty.

      Extension of time for payment of all or any part of the amount owing hereunder or failure of the Shareholder to enforce any of its rights or remedies hereunder will not release the Shareholder and will not constitute a waiver of the rights of the Shareholder to enforce such rights and remedies thereafter.

      Presentment and demand for payment, protest, notice of protest and notice of dishonour and non-payment of this Promissory Note are waived.


      IN WITNESS WHEREOF the Purchaser has signed this Promissory Note as of the 1st day of November, 2004.



                                                   LEVIN INDUSTRIES LTD.



                                                   Per:  /s/ SIMON LEVIN
                                                         -----------------------
                                                         Simon Levin - President